      As filed with the Securities and Exchange Commission on May 29, 1997

                      Registration No. 33-________________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                ----------------


                                    FORM S-8

                             REGISTRATION  STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                ----------------

                             UNIONBANCAL CORPORATION
             (Exact name of registrant as specified in its charter)



                California                                  94-1234979
      (State or other jurisdiction of                    (I.R.S. Employer
       corporation or organization)                     Identification No.)

           350 California Street
             San Francisco, CA                              94104-1476
 (Address of principal executive officers)                  (Zip Code)


                  UNIONBANCAL CORPORATION MANAGEMENT STOCK PLAN
                            (Full title of the Plan)

    Donald R. Meyer, Executive Vice President, General Counsel and Secretary
                             UnionBanCal Corporation
                              350 California Street
                          San Francisco, CA  94104-1476
                                  (415) 445-0211

            (name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
   TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE        AGGREGATE          AMOUNT OF
    TO BE REGISTERED      REGISTERED       PER SHARES       OFFERING PRICE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Common stock, $5         1,888,382(1)       $64.50(2)       $121,800,639(2)      $36,909.28
stated value


(1) Number of additional shares of UnionBanCal Corporation (the "Company") common stock that may be awarded and/or sold pursuant to the Company's Management Stock Plan (the "Plan"). Prior to the date hereof, the Company registered with the Securities and Exchange Commission, Registration No. 33-3-3044, 311,618 shares of its common stock that may be awarded and/or sold pursuant to the Plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $64.50 per share, which was the average of the high and low prices of the common stock of the Company on May 21, 1997 as reported on the Nasdaq National Market.

In accordance with Instruction E of Form S-8, the contents of UnionBanCal Corporation's (the "Company") registration statement on Form S-8, Registration No. 33-3-3044, filed with the Securities and Exchange Commission (the "Commission") on April 1, 1996 are incorporated by reference herein.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          The document(s) containing the information specified in Item 1 will be sent or given to participants in the Company's Management Stock Plan (the "Plan") as specified in Rule 428(b)(1) and is not required to be filed as part of the registration statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          The document(s) containing the information specified in Item 2 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and is not required to be filed as part of this registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Commission are incorporated herein by reference:

          (a) (i) The Company's annual report on Forms 10-K and 10-K/A for the year ended December 31, 1996; and

               (ii) The Company's proxy statement and exhibits thereto dated
               May 7, 1997 in connection with its annual meeting of shareholders of common stock held on May 28, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company's annual report referred to in (a)(i) above.

ITEM 8.   EXHIBITS.

REGULATION S-K
EXHIBIT NO.         DESCRIPTION                                      PAGE NO.

4.1                 UnionBanCal Corporation Management Stock            --
                    Plan.  Filed as Exhibit A to the
                    Company's proxy statement dated May 7,
                    1997 in connection with its annual
                    meeting of shareholders of common stock
                    held on May 28, 1997 and incorporated by reference herein.

5.1                 Opinion of Graham & James LLP                       6

23.1                Consent of Deloitte & Touche LLP                    9

23.2                Consent of Arthur Andersen LLP                     10

23.3                Consent of Graham & James LLP                See Exhibit 5.1

24.1                Power of Attorney                                   4

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 28, 1997.

                              UNIONBANCAL CORPORATION

                              By /s/ Takahiro Moriguchi
                                 -----------------------------------------
                                     Takahiro Moriguchi
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS:

  That each person whose signature appears below constitutes and appoints Donald
  R. Meyer and Jean C. Nomura, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                 DATE
---------                     -----                                 ----

/s/ Takahiro Moriguchi        President, Chief Executive Officer    May 28, 1997
-------------------------     (Principal Executive Officer) and
Takahiro Moriguchi            Director

/s/ Minoru Noda               Deputy Chairman, Chief Financial      May 28, 1997
-------------------------     Officer (Principal Financial and
Minoru Noda                   Accounting Officer), Chief Credit
                              Officer and Director

/s/ Richard D. Farman         Director                              May 28, 1997
-------------------------
Richard Farman

/s/ Stanley F. Farrar         Director                              May 28, 1997
-------------------------
Stanley F. Farrar

/s/ Herman E. Gallegos        Director                              May 28, 1997
-------------------------
Herman E. Gallegos

/s/ Jack L. Hancock           Director                              May 28, 1997
-------------------------
Jack L. Hancock

/s/ Richard C. Hartnack       Director                              May 28, 1997
-------------------------
Richard C. Hartnack

/s/ Roy A. Henderson          Director                              May 28, 1997
-------------------------
Roy A. Henderson

/s/ Harry W. Low              Director                              May 28, 1997
-------------------------
Harry W. Low

/s/ Mary S. Metz              Director                              May 28, 1997
-------------------------
Mary S. Metz

/s/ Raymond E. Miles          Director                              May 28, 1997
-------------------------
Raymond E. Miles

SIGNATURE                     TITLE                                 DATE
---------                     -----                                 ----

                              Director                              May 28, 1997
-------------------------
Shin Nakahara

/s/ J. Fernando Niebla        Director                              May 28, 1997
-------------------------
J. Fernando Niebla

/s/ Sidney R. Petersen        Director                              May 28, 1997
-------------------------
Sidney R. Petersen

/s/ Carl W. Robertson         Director                              May 28, 1997
-------------------------
Carl W. Robertson

/s/ Charles R. Scott          Director                              May 28, 1997
-------------------------
Charles R. Scott

/s/ Henry T. Swigert          Director                              May 28, 1997
-------------------------
Henry T. Swigert

                              Director                              May 28, 1997
-------------------------
Tsuneo Wakai

/s/ Robert M. Walker          Director                              May 28, 1997
-------------------------
Robert M. Walker

                              Director                              May 28, 1997
-------------------------
Blenda J. Wilson

/s/ Tamotsu Yamaguchi         Director                              May 28, 1997
-------------------------
Tamotsu Yamaguchi

/s/ Kenji Yoshizawa           Director                              May 28, 1997
-------------------------
Kenji Yoshizawa